U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2007
MAGIC COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other of jurisdiction incorporation)	0-50090 (Commission File Number)	13-3926203 (I.R.S. Employer Identification No.)

1179 Center Point Drive, Henderson, NV (Address of principal executive office)		89074 (Zip Code)
Registrant’s telephone number, including area code: (702) 565-7866

Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Section 2.9 of Bylaws, as amended
Form of Employment Agreement
Press Release

Item 3.02 Unregistered Sales of Equity Securities.
     In connection with our employment of Mr. Dean Homayouni as our new Chief Financial Officer, as reported below under Item 5.02, we agreed to issue up to 500,000 shares of our common stock to him. Information required to be disclosed under this Item regarding the securities sold to Mr. Homayouni and the consideration for such shares is incorporated by reference to said Item 5.02 of this Report. We relied on the exemption from registration of these shares on Section 4(2) of the Securities Act of 1933, as amended, as Mr. Homayouni was provided with access all material information regarding our company, including all reports filed with the SEC during the current fiscal year prior to entering into his employment agreement with us.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective August 6, 2007, our Board of Directors (the “Board”) appointed Mr. Dean Homayouni, Esq., CPA, 49, as our Chief Financial Officer. Mr. Homayouni replaces Mr. Kelly T. Hickel, who had been our acting Chief Financial Officer. Mr. Hickel remains a member of our Board and an advisor to us on merger and acquisition matters.
     Mr. Homayouni is licensed as a Certified Public Accountant and as an attorney in the states of Nevada and California. From October 2005 until joining us, he was the Chief Financial Officer and in-house legal counsel to Silver State Ethanol, Inc., a corporation organized to a build a 50 million gallon per year ethanol plant to be located in Burley, Idaho. From November 2002 to December 2004, Mr. Homayouni was a practicing attorney in Las Vegas, Nevada. Prior to that, from 2000 to 2001, he was the controller for Need2Buy.com, an Internet-based service for matching buyers and sellers of electronic components.
     The terms of Mr. Homayouni’s employment are contained in our employment agreement with Mr. Homayouni (the “Employment Agreement”). The Employment Agreement provides for a three-year term of employment, subject to earlier termination by us either with or without “cause,” and by Mr. Homayouni either with or without “good reason,” as those terms are defined in the Employment Agreement. The Employment Agreement provides for an annual salary (the “Base Salary”) of $150,000, subject to annual review by our Board, which Base Salary may be increased (but not decreased). Mr. Homayouni is also eligible to receive a bonus (an “Incentive Bonus”) upon a review of his performance each year and the achievement of performance objectives established by the Board. The Target Bonus Opportunity is defined as 20% of Mr. Homayouni’s highest Base Salary in effect during the period under review. Mr. Homayouni is also entitled to such employee benefits and is eligible to participate in all employee benefit plans as are our other senior executive officers.
     In addition, the Employment Agreement provides for equity compensation to Mr. Homayouni in the form of 83,333 shares of our common stock to be issued on January 2, 2008; 83,333 shares of our common stock to be issued on the first anniversary date of the Employment Agreement; and an additional 13,889 shares of common stock to be issued each month thereafter for 24 months. In the event that Mr. Homayouni’s employment is terminated by us or by him for any reason, or in the event of a “Change in Control” (as defined below), all vested equity compensation is due and payable to Mr. Homayouni. In the event that Mr. Homayouni’s employment ends as a result of his death or disability, Mr. Homayouni (or his estate) would be entitled to: (1) a lump sum payment equal to the sum of: (a) any accrued obligations owing to Mr. Homayouni and (b) a pro rata bonus amount; (2) continued medical, dental, life insurance, disability and other welfare benefits for one year or the value of such benefits in cash if Mr. Homayouni is not permitted by Magic’s plans at the time of termination to receive such benefits.
     In the event that we terminate the Employment Agreement for “cause” or Mr. Homayouni terminates the Employment Agreement without “good reason,” (including, but not limited to, a reduction in his base salary or material reduction or discontinuance of any material benefit plan, the failure to award his incentive bonus under certain circumstances, the failure to award his additional equity grants, certain changes in his position, duties or responsibilities and certain relocations of his principal place of employment), he is entitled to receive all unpaid Base Salary, unpaid Incentive Bonus, and vacation pay earned through the date of termination in addition to the equity compensation described in the preceding paragraph. In the event that we terminate the Employment Agreement without “cause” or Mr. Homayouni terminates the Employment Agreement for “good reason,” he is entitled to receive, in addition to the compensation described in the preceding sentence, a pro rata portion of the Incentive Bonus (computed in accordance with the terms of the Employment Agreement) and six months’ Base Salary. In the event the Company terminates the Employment Agreement without “Cause” or Mr. Homayouni terminates the Employment Agreement for “good reason” in connection with a Change in Control, Mr. Homayouni is entitled to receive, in addition to all equity compensation described in the previous paragraph, a lump sum payment equal to the greater of: (i) all amounts payable to him in the event of a termination of the Employment Agreement without “cause” or for “good reason,” as described above in this paragraph; or (ii) all accrued but unpaid Base Salary, unpaid Incentive Bonus, and vacation pay, plus a pro rata potion of the Incentive Bonus (computed in accordance with the terms of the Employment Agreement), plus the Base Salary in effect for the remainder of the term of the Employment Agreement. A “Change in Control” means Ed Hohman and John Hohman, or any corporation or trust they may control or their immediate family members may control, no longer owning more than 50% of the voting stock of the Company.
     The Employment Agreement is attached hereto as 10.1 and is incorporated by reference herein. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On August 3, 2007, our directors amended our bylaws to make it easier for our majority stockholders to approve corporate actions without the need to call a meeting of all of our stockholders to vote on such corporate actions and without the need to obtain the prior written approval of all of our stockholders to such actions. The Delaware corporation laws that govern us require that certain corporate actions, such as a merger or sale of the Company, changes to our Certificate of Incorporation, and other actions, be approved by our stockholders prior to those actions becoming effective. Such stockholder approval can be obtained either by holding a stockholder meeting or, if our bylaws permit, by obtaining the written consent to such actions of stockholders owning a sufficient number of shares of stock to approve the actions (typically a majority of the outstanding shares of our stock). Our bylaws previously permitted action to be approved by written consent of our stockholders, but the bylaws required the written consent of all stockholders. We believe that obtaining the written consent of all stockholders to approve corporate action would be impracticable, due the time and cost that would be required. Similarly, holding a meeting of stockholders to approve certain actions would involve additional legal and other expenses to the Corporation. Accordingly, our board of directors amended our bylaws to permit stockholder approval of corporate actions by the written consent of the holders of a majority of our outstanding voting shares, as permitted by Delaware law. On August 3, 2007, our board approved, and our stockholders owning a majority of the outstanding voting shares, approved an amendment to our Certificate of Incorporation to change our name to “American Post Tension, Inc.” This amendment was reported in an Information Statement on Schedule 14C filed with the SEC on August 7, 2007.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Section 2.9 of Bylaws, as amended

10.1	Form of Employment Agreement by and between Magic Communications, Inc. and Dean Homayouni

99.1	Press Release dated August 9, 2007

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

Magic Communications, Inc.

Date: August 9, 2007	By:	/s/ Edward Hohman
	Name:	Edward Hohman
Chairman and Chief Executive Officer

Exhibit Index

Exhibit
No.	Description

3.1	Section 2.9 of Bylaws, as amended

10.1	Form of Employment Agreement by and between Magic Communications, Inc. and Dean Homayouni

99.1	Press Release dated August 9, 2007